THE ELITE GROUP OF MUTUAL FUNDS

CODE OF ETHICS FOR PRINCIPAL EXECUTIVE AND
SENIOR FINANCIAL OFFICERS

I. COVERED OFFICERS/PURPOSE OF THE CODE

     The code of ethics (this "Code") for The Elite Group of Mutual Funds (the "Company") applies to the Company's Principal Executive Officer and Principal Financial Officer (the "Covered Officers" each of whom is set forth in Exhibit A) for the purpose of promoting:

o	honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest between personal and professional relationships;

o
full, fair, accurate,  timely and understandable disclosure in reports and documents  that the Company  files  with,  or  submits  to,  the Securities and Exchange Commission ("SEC") and in other public communications made by the company;

o	compliance with applicable laws and governmental rules and regulations;

o	the prompt internal reporting of violations of the Code to an appropriate person or persons identified in the Code; and

o	accountability for adherence to the Code.

     Each Covered Officer should adhere to a high standard of business ethics and should be sensitive to situations that may give rise to actual as well as apparent conflicts of interest.

II. COVERED OFFICERS SHOULD HANDLE ETHICALLY ACTUAL AND APPARENT CONFLICTS OF INTEREST

     OVERVIEW.  A "conflict of interest" occurs when a Covered Officer's private interests interfere with the interests of, or his service to, the Company.  For example, a conflict of interest would arise if a Covered Officer, or a member of his family, receives improper personal benefits as a result of his position with the Company.

     Certain  conflicts  of  interest  arise  out of the  relationships  between Covered Officers and the Company and already are subject to conflict of interest provisions in the Investment Company Act of 1940 ("Investment  Company Act") and the Investment Advisers Act of 1940  ("Investment  Advisers Act"). For example, Covered Officers may not individually engage in certain transactions (such as the purchase or sale of securities or other property) with the Company because of their status as "affiliated persons" of the Company.  This Code does not, and is not intended to, repeat or replace any compliance programs and procedures of the Company or the investment adviser designed to prevent, or identify and correct, violations of the Investment Company Act and the Investment Advisers Act.

     Although  typically not  presenting an  opportunity  for improper  personal benefit, conflicts arise from, or as a result of, the contractual  relationship between the Company and the investment  adviser or the  administrator of which a Covered  Officer  is also  an officer  or  employee.  As a  result,  this  Code recognizes that the Covered Officers will, in the normal course of their duties, whether formally for the Company and/or for the adviser or the administrator, be involved in  establishing  policies and  implementing  decisions  that will have different  effects on the  adviser or the  administrator  and the  Company.  The participation  of the  Covered  Officers in such  activities  is inherent in the contractual   relationship   between   the   Company  and  the  adviser  or  the administrator  and is consistent with the performance by the Covered Officers of their duties as officers of the Company.  Thus, if performed in conformity with the provisions of the Investment Company Act and the Investment Advisers Act, such activities will be deemed to have been handled ethically.  In addition, it is recognized by the Company's Board of Trustees ("Board") that the Covered Officers may also be officers or employees of one or more investment companies covered by other codes.

     Other conflicts of interest are covered by the Code, even if such conflicts of interest are not subject to provisions in the Investment Company Act and the Investment Advisers Act. The following list provides examples of conflicts of interest under the Code, but Covered Officers should keep in mind that these examples are not exhaustive.  The  overarching  principle is that the personal interest  of a Covered  Officer  should  not be  placed  improperly  before  the interest of the Company.

     Each Covered Officer must:

o
not use personal  influence or personal  relationships  improperly  to influence investment decisions or financial reporting by the Company whereby the Covered Officer would benefit  personally to the detriment of the Company;

o	not cause the Company to take action, or fail to take action, for the individual personal benefit of the Covered Officer rather than the benefit of the Company;

o
not use material non-public  knowledge of portfolio  transactions made or contemplated for the Company to trade personally or cause others to trade personally  in  contemplation  of the  market  effect  of  such transactions;

o	report at least annually any affiliations or other relationships related to conflicts of interest that the Company's Trustees and Officers Questionnaire covers.

     There are some conflict of interest situations that should always be discussed with the Independent Trustees, if material. Examples of these include:

o	service as a director on the board of any public company;

o	the receipt of any non-nominal gifts;

o
the  receipt  of any  entertainment  from any  company  with which the Company has  current or  prospective  business  dealings  unless such entertainment is business-related,  reasonable in cost, appropriate as to time and place,  and not so frequent as to raise any  questions  of impropriety;

o
any   ownership   interest  in,  or  any   consulting   or  employment relationship with, any of the Company's service providers,  other than its investment adviser, principal  underwriter,  administrator or any affiliated person thereof; and

o
a direct or indirect  financial  interest in commissions,  transaction charges  or  spreads  paid  by the  Company  for  effecting  portfolio transactions or for selling or redeeming shares other than an interest arising from the Covered Officer's employment, such as compensation or equity ownership.

III. DISCLOSURE AND COMPLIANCE

o	Each Covered Officer should familiarize himself with the disclosure requirements generally applicable to the Company.

o
Each  Covered  Officer  should not  knowingly  misrepresent,  or cause others to misrepresent,  facts about the  Company to others,  whether within or outside the Company,  including to the  Company's  directors and  auditors,  and to  governmental  regulators  and  self-regulatory organizations.

o
Each Covered Officer should, to the extent appropriate within his area of responsibility,  consult with other  officers and employees of the Company  and of the  adviser  or the  administrator  with  the goal of promoting full, fair, accurate,  timely and understandable  disclosure in the reports and  documents  the Company  files with, or submits to, the SEC and in other public communications made by the Company.

o	It is the responsibility of each Covered Officer to promote compliance with the standards and restrictions imposed by applicable laws, rules and regulations.

IV. REPORTING AND ACCOUNTABILITY

     Each Covered Officer must:

o	upon adoption of the Code (or thereafter as applicable, upon becoming a Covered Officer), affirm in writing to the Board that he has received, read, and understands the Code;

o	annually thereafter affirm to the Board that he has complied with the requirements of the Code;

o	not retaliate against any other Covered Officer or any employee of the Company or their affiliated persons for reports of potential violations that are made in good faith; and

o	notify the Independent Trustees for the Company promptly if he knows of any violation of this Code. Failure to do so is itself a violation of this Code.

     The Independent Trustees for the Company are responsible for applying this Code to specific  situations  in  which  questions  are  presented  under it and has the authority to interpret  this Code in any  particular  situation.  However, any approvals or waivers sought by a Covered Officer will be considered by the Audit Committee (the "Committee"), which will make recommendations to the Board.

     The Company will follow these procedures in investigating and enforcing this Code:

o	the Independent Trustees for the Company will take all appropriate action to investigate any potential violations reported to them;

o	the Independent Trustees will review with the outside legal counsel to the Company the findings and conclusions of such investigation;

o	if, after such investigation and review, the Independent Trustees believe that no violation has occurred, the Independent Trustees are not required to take any further action;

o	any matter that the Independent Trustees believe is a violation will be reported to the Committee;

o
if the Committee concurs that a violation has occurred, it will inform and  make  a recommendation to the Board,  which will consider appropriate  action,  which may  include  review of,  and  appropriate modifications  to,  applicable  policies  and  procedures   (including changes to this Code);  notification  of the violation to  appropriate personnel of the investment adviser or the administrator or its board; or a recommendation  to take  disciplinary  action against the Covered Officer, which may include, without limitation, dismissal;

o	the Board will be responsible for granting waivers, as appropriate; and

o	any changes to or waivers of this Code will, to the extent required, be disclosed as provided by SEC rules.

V. OTHER POLICIES AND PROCEDURES

     This Code  shall be the sole  code of ethics  adopted  by the  Company  for purposes  of  Section  406 of the  Sarbanes-Oxley  Act and the  rules  and forms applicable  to  registered  investment  companies  thereunder.  Insofar as other policies  or  procedures  of  the  Company,  the  Company's  adviser,  principal underwriter,  the  administrator or other service providers govern or purport to govern the  behavior or  activities  of the Covered  Officers who are subject to this Code,  they are  superseded by this Code to the extent that they overlap or conflict  with the  provisions of this Code.  The  Company's and its  investment adviser's and principal underwriter's codes of ethics under Rule 17j-1 under the Investment  Company  Act  are  separate  requirements  applying  to the  Covered Officers and others, and are not part of this Code.

VI. AMENDMENTS

     Any amendments to this Code, other than amendments to Exhibit A, must be approved or ratified by a majority vote of the Board, including a majority of Independent Trustees.

VII. CONFIDENTIALITY

     To  the  extent  possible,  all  records,  reports  and  other  information prepared,  maintained  or  acquired  pursuant  to this Code will be  treated  as confidential,  it being  understood that it may be necessary or advisable,  that certain  matters be disclosed to third parties (E.G.,  to the board of directors or officers of the adviser or the administrator).

VIII. INTERNAL USE

     The Code is intended solely for the internal use by the Company and does not constitute an admission, by or on behalf of the Company, as to any fact, circumstance, or legal conclusion.

Date: June 19, 2003

EXHIBIT A

PERSONS COVERED BY THIS CODE OF ETHICS

Richard S. McCormick
John W. Meisenbach

CODE OF ETHICS
FOR PRINCIPAL EXECUTIVE
AND
SENIOR FINANCIAL OFFICERS

CERTIFICATE OF COMPLIANCE

     As a  Covered  Officer  as  defined  in the Code of  Ethics  For  Principal Executive and Senior Financial  Officers of The Elite Group of Mutual Funds (the "Code"), I hereby certify that I have received and have read and fully  understand the Code, and I recognize  that I am subject to the Code.  I further certify that I will comply with the requirements of the Code.

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Signature

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Name (Please Print)

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Date